Exhibit 10.5.a
NextG Networks, Inc.
2008 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
     Unless otherwise defined in this Stock Option Award Agreement (this “Agreement”), the defined terms that are contained in the NextG Networks, Inc. 2008 Equity Incentive Plan (the “Plan”) also apply to this Agreement.
Stock Option Grant Notice

Participant Name:

Address:

     You have been granted an Option to purchase NextG Common Stock, subject to the terms and conditions of the Plan and this Agreement. Your Option includes the following terms:

Grant Number:

Grant Date:

Vesting Commencement Date:

Per-Share Exercise Price:	$

Total Shares Granted:

Total Exercise Price:	$

Option Type:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:
     Vesting Schedule:
     Subject to any acceleration provisions that may be contained in the Plan or that may be described below, your Option may be exercised, in whole or in part, according to the following schedule:
     [Of the total granted Option shares that are specified above, 25% of such total granted option shares will vest on the first anniversary of the vesting commencement date that is specified above, and 1/48th of such total granted option shares will vest on the last calendar day of each full calendar month after such first anniversary date, in all cases subject to the requirement that you continuously retain your Service Provider status throughout such time period on each such vesting date.]

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     Termination Period:
     This Option will be exercisable for [30 days] after the date on which your Service Provider status terminates. However, if your Service Provider status terminates because of death or Disability, then this Option will be exercisable for [180 days] after the date on which your Service Provider status terminates. Notwithstanding those exercisability time periods, this Option cannot, under any circumstances, be exercised after the Term/Expiration Date specified above, and this Option may be subject to earlier termination as provided in Plan Section 14(c).
     By mutually signing below, you and NextG agree that this Option is granted under, and governed by, the terms and conditions of the Plan and this Agreement, including the Stock Option Grant Terms and Conditions, which are attached as Exhibit A, and all of which are part of this document. By signing below, you also expressly acknowledge and agree that (1) you have reviewed the Plan and this Agreement in their entirety; (2) you have had a full and fair opportunity to seek and receive legal advice and other professional advice before signing this Agreement; and (3) you fully understand all provisions of the Plan and this Agreement. Additionally, by signing this Agreement and accepting this Option, you also expressly acknowledge and agree to accept as binding, conclusive, and final all Administrator decisions or interpretations about any questions relating to the Plan and this Agreement. Finally, you agree to notify NextG upon any change in your residence from the residence address that you specified below.

PARTICIPANT	NEXTG NETWORKS, INC.

Signature	Signature

Print Name	Print Name

Date	Title

Date
Residence Address:

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EXHIBIT A
NextG Networks, Inc.
STOCK OPTION GRANT TERMS AND CONDITIONS
     1. Option Grant and Option Type.
          (a) Option Grant. NextG grants to the person named above in the attached Stock Option Grant Notice (the “Participant”) an option (the “Option”) to purchase the number of Shares that are specified in the Stock Option Grant Notice, at the per-share exercise price that is specified in the Stock Option Grant Notice (the “Exercise Price”). This Option grant is subject to all of the terms and conditions contained in this Agreement and the Plan, which is fully incorporated into this Agreement by reference. If any conflict arises between this Agreement and the Plan, then the Plan will control the conflict, unless this Agreement specifically states that this Agreement controls any such conflict with the Plan in a particular instance. As used elsewhere in this Agreement, the term “Notice” refers to the Stock Option Grant Notice attached above.
          (b) Option Type. If the Notice specifies that this Option is as an Incentive Stock Option (“ISO”), then this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, even if this Option is intended to be an ISO, this Option will be treated as a Non-Statutory Stock Option (“NSO”) to the extent that this Option exceeds the $100,000 rule of Code Section 422(d) or to the extent that any applicable law prohibits ISO treatment.
     2. Vesting Schedule. Except as provided in Section 3, the Option will vest according to the vesting provisions specified in the Notice. Shares that are scheduled to vest on a certain date or on the date that a certain condition occurs will not vest under this Agreement, unless the Participant will have been continuously a Service Provider from the original grant date through and until such applicable vesting date.
     3. Administrator Discretion. In the Administrator’s sole discretion, and at any time, the Administrator may accelerate vesting for the entire then-remaining balance, or for any lesser portion of the entire then-remaining balance, of the unvested Option, subject to the Plan’s terms. If so accelerated, then the Option will be considered as having vested as of the date specified by the Administrator.
     4. Option Exercise.
          (a) Exercise Right. This Option may be exercised only during the Option’s term (as specified in the Notice), and, during such term, this Option may be exercised only on the terms and conditions contained in the Plan and in this Agreement.
          (b) Exercise Method. To validly exercise this Option, (i) the Participant must complete and deliver to NextG a signed exercise notice in the form attached as Exhibit B or in a manner and under procedures that the Administrator may determine (the “Exercise Notice”), which Exercise Notice will specify (A) that the Participant elects to exercise the Option, (B) the number of

Shares for which the Option is being exercised (the “Exercised Shares”), and (C) such other representations and agreements that NextG or the Administrator may require under the Plan’s terms, and (ii) the Participant must deliver to NextG the entire aggregate Exercise Price payment for all Exercised Shares together with any applicable tax withholding. This Option will be validly exercised only when NextG receives the fully completed and signed Exercise Notice accompanied by such aggregate Exercise Price payment.
     5. Payment Method. The Participant may pay the aggregate Exercise Price payment by any one or more of the following payment methods: (a) by paying cash; (b) by check with a check; (c) by paying consideration under a formal cashless exercise program that NextG adopts under the Plan; or (d) by surrendering other Shares that have a Fair Market Value on the surrender date equal to the aggregate Exercise Price for all Exercised Shares, but only if NextG’s acceptance of such Shares will not result in any adverse NextG accounting consequences, as determined in the Administrator’s sole discretion.
     6. Tax Obligations.
          (a) Tax Withholding. Notwithstanding any contrary Agreement provision, NextG will not issue to the Participant any certificate representing the Shares, unless and until the Participant has made satisfactory arrangements (as the Administrator determines) for paying any applicable income, employment, and other taxes that NextG determines must be withheld with respect to such Shares. To the extent that NextG determines appropriate in NextG’s sole discretion, NextG will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for paying any such required tax withholding obligations when the Participant exercises the Option, then the Participant acknowledges and agrees that NextG may refuse to honor the Option exercise and refuse to deliver any Shares for which such withholding amounts are not delivered to NextG upon the Option’s exercise.
          (b) Disqualifying ISO Disposition Notice. If the Option is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired under the ISO on or before the later of (i) the second anniversary of the grant date specified in the Notice, or (ii) the date that is one year after the exercise date, then the Participant will immediately notify NextG in writing of such sale or other disposition. The Participant expressly acknowledges and agrees that the Participant may be subject to income tax withholding or other tax withholding by NextG on the compensation income that the Participant recognizes.
          (c) Code Section 409A. Under Code Section 409A, any stock option that vests after December 31, 2004 and that was granted with a per-share exercise price that the Internal Revenue Service (the “IRS”) determines to be less than the per-share Fair Market Value on the grant date (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by the Participant before the option’s exercise, (ii) an additional 20% federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income tax, penalties, and interest charges to the Participant. The Participant expressly acknowledges and agrees that NextG does not guarantee, cannot guarantee, and has not guaranteed that, in any later IRS investigation, the IRS will agree that this Option’s per-Share exercise price equals or exceeds the per-Share Fair Market Value on the grant date. The

Participant agrees that, if the IRS determines that the Option was granted with a per-Share exercise price that was less than the per-Share Fair Market Value on the grant date, the Participant will be solely responsible for the Participant’s costs related to any such determination. By signing this Agreement and accepting the Option, the Participant expressly agrees that the Participant will also be fully responsible for any and all other tax, accounting, financial, legal, and other consequences relating to the Option grant, any Option exercise, any Share sale or disposition, or to any other aspect of the Option or the Shares.
     7. Stockholder Rights. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a NextG stockholder with respect to any Shares deliverable under this Agreement, unless and until one or more certificates representing such Shares will have been (a) issued, (b) recorded on the records of NextG or NextG’s transfer agents or registrars, and (c) delivered to the Participant. After such issuance, recordation, and delivery, the Participant will have all the rights and privileges of a NextG stockholder with respect to voting such Shares and receiving dividends and distributions on such Shares.
     8. No Continued Service Guarantee. THE PARTICIPANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT SHARE VESTING UNDER THIS AGREEMENT’S VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT NEXTG’S WILL (OR AT THE WILL OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION, OR ACQUIRING SHARES UNDER THIS AGREEMENT. THE PARTICIPANT FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THIS AGREEMENT’S VESTING SCHEDULE DO NOT CONSTITUTE ANY EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR NEXTG’S RIGHT (OR THE RIGHT OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT NOTICE, WITH OR WITHOUT CAUSE, AND FOR ANY REASON OR NO REASON.
     9. Notice Addresses. Any notice given to NextG under this Agreement’s terms will be addressed to NextG, in care of NextG’s [Chief Financial Officer] at NextG Networks, Inc., 2216 O’Toole Avenue, San Jose, California, 95131, or at such other address as NextG may otherwise designate in writing.
     10. Option Not Transferable. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and, during the Participant’s lifetime, only the Participant may exercise this Option.
     11. Binding Agreement. Subject to the Option transferability limitations contained in this Agreement, this Agreement will be binding upon and inure to the benefit of the parties’ respective heirs, legatees, legal representatives, successors, and assigns.

     12. Additional Stock Issuance Conditions. If NextG determines at any time, and in NextG’s sole discretion, that listing, registering, or qualifying the Shares on any securities exchange or under any state or federal law, or that the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to issuing the Shares to the Participant (or to the Participant’s estate), then such issuance will not occur, unless and until such listing, registration, qualification, consent, or approval has been completed and received free of any conditions that are not acceptable to NextG. NextG will make all reasonable efforts to satisfy the requirements of any such state or federal law or securities exchange and to complete and receive any such consent or approval from any such governmental authority. Assuming such compliance, and for income tax purposes, the Exercised Shares will be considered to be transferred to the Participant on the date that the Option is exercised with respect to the Exercised Shares.
     13. Plan Governs. This Agreement is subject to all of the Plan’s terms and provisions. If one or more Agreement provisions conflict with one or more Plan provisions, then the Plan provisions will govern such conflict. Capitalized terms that are used, but that are not defined, in this Agreement have the same meanings as defined for such terms in the Plan.
     14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for administering, interpreting, and applying the Plan as are consistent with the Plan, and the Administrator will have the power to interpret or revoke any such rules (including determining whether or not any Shares subject to the Option have vested). All Administrator actions, interpretations, and determinations made in good faith will be final and binding on the Participant, NextG, and all other interested persons. Neither the Administrator nor any Administrator member will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     15. Electronic Delivery. In NextG’s sole discretion, NextG may decide to deliver any documents related to the Option or future Options that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By signing and delivering this Agreement, the Participant consents to receive all such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by NextG or another third-party designated by NextG.
     16. Captions. All captions, section headings, and section sub-headings that are used in this Agreement are for convenience only and will not serve as a basis for interpreting or construing this Agreement.
     17. Agreement Severable. If any Agreement provision is held or becomes invalid or unenforceable, then that provision will be severed from this Agreement’s remaining provisions, and such invalidity or unenforceability will not affect this Agreement’s remaining provisions.
     18. Agreement Modifications. This Agreement constitutes the parties’ entire understanding on the subjects covered by this Agreement. The Participant expressly represents and warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those specifically contained in this Agreement. Plan modifications and Agreement modifications can be made only in an express written contract that is signed by a validly authorized NextG officer. Notwithstanding anything to the contrary in the Plan or in this Agreement, NextG reserves the right to revise this Agreement as NextG determines necessary or advisable, in NextG’s sole discretion and without the Participant’s consent, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Option, or to otherwise avoid violating any applicable law, rule, or regulation.
     19. Plan Amendment, Suspension, or Termination. By accepting the Option, the Participant expressly represents and warrants that the Participant has received an Option under the Plan, and has received, read, and understood a Plan description. The Participant expressly acknowledges and agrees that the Plan is discretionary in nature and that NextG may amend, suspend, or terminate the Plan at any time.
     20. Governing Law. This Agreement will be governed by California state laws, without giving effect to any California or other conflict-of-law principles. For purposes of litigating any dispute that arises under the Option, this Agreement, or the Plan, the parties expressly and irrevocably submit to and consent to California state court personal jurisdiction, and the parties expressly and irrevocably agree that any such litigation will be initiated in, conducted in, maintained by, and resolved by Santa Clara County, California superior courts, or the Northern District of California federal courts, and no other courts. The parties expressly acknowledge and agree that the Option is granted, is made, and will be performed exclusively in Santa Clara County, California.
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EXHIBIT B
NextG Networks, Inc.
2008 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
NextG Networks, Inc.
2216 O’Toole Avenue
San Jose, California, 95131
Attention: [Chief Financial Officer]
     Option Exercise. Effective as of today,                     , ___, the undersigned purchaser (the “Purchaser”) elects to purchase                      shares (the “Shares”) of NextG Networks, Inc. Common Stock under NextG’s 2008 Equity Incentive Plan (the “Plan”) and under the Stock Option Award Agreement dated                      (the “Agreement”). The purchase price for the Shares will be $                    , as required by the Agreement.
     Payment Delivery. With this exercise notice, the Purchaser is delivering to NextG the full purchase price for the Shares and any required tax withholding that is required to be paid in connection with the Option exercise.
     Purchaser Representations. The Purchaser expressly acknowledges and agrees that the Purchaser has received, read, and understood the Plan and the Agreement and agrees to comply with and be bound by the Plan and Agreement terms and conditions.
     Stockholder Rights. Until the Shares are actually issued (as demonstrated by the appropriate entry on the books of NextG or of a duly authorized NextG transfer agent), no right to vote or receive dividends and no other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the Option exercise. The Shares so acquired will be issued to the Participant as soon as practicable after the Option exercise. No adjustment will be made for a dividend or other right for which the record date is before the issuance date, except as may be specifically provided in Plan Section 14
     Professional Advice. The Purchaser expressly acknowledges and agrees that the Purchaser may suffer adverse tax, accounting, financial, legal, and other consequences as a result of the Option grant, any Option exercise, the Purchaser’s purchase or disposition of the Shares, or any other aspect of the Option or the Shares. The Purchaser represents that the Purchaser has consulted with any tax consultants, legal counsel, and other professional advisors that the Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on NextG for any tax advice, legal advice, or other professional advice.

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     Entire Agreement and Governing Law. The Plan and Agreement are fully incorporated by reference into this Exercise Notice. This Exercise Notice, the Plan, and the Agreement constitute the parties’ entire agreement with respect to the subject matter of this Exercise Notice, the Plan, and the Agreement, and supersede in their entirety all prior undertakings and agreements of NextG and the Purchaser with respect to such subject matter, and may not be modified adversely to the Purchaser’s interest, except by a writing signed by NextG and the Purchaser. This Exercise Notice, the Agreement, and the Plan are governed by internal substantive California laws, but not any California or other choice-of-law rules.

Submitted by:	Accepted by:

PURCHASER	NEXTG NETWORKS, INC

Signature	By

Print Name	Print Name

Address:	Title

Date Exercise Notice Received

Date Exercise Share Payment Received

Date Tax-Withholding Payment Received (if applicable and if required)

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